EXHIBIT 99.1

Skkynet Announces C$2.6 Million Industrial AI Product Development Initiative

Project powered by Government of Canada support to enhance AI adoption in industrial automation

Mississauga, Ontario, December 18, 2025 – Skkynet Cloud Systems, Inc. (“Skkynet” or “the Company”) (OTCQB: SKKY), a global leader in real-time data communication technology for industrial systems, today announced a new C$2.6 million (US$1.9 million) project to accelerate the development of secure Industrial AI technologies. This initiative is being partially funded by a C$1.04 million investment from the Government of Canada through the Federal Economic Development Agency for Southern Ontario (FedDev Ontario).

The project was highlighted yesterday during a public announcement made by the Honourable Evan Solomon, Minister of Artificial Intelligence and Digital Innovation and Minister responsible for the Federal Economic Development Agency for Southern Ontario, where federal support for AI innovation across southern Ontario was highlighted. Skkynet’s President, Paul Thomas, attended the event, underscoring the company’s commitment to contributing to Canada’s leadership in AI technology.

This investment will support Skkynet in enhancing its proprietary Cogent DataHub® data intelligence platform to better serve the rapidly growing demand for Industrial Artificial Intelligence. The project focuses on developing secure, real-time data bridges that allow industrial operators to feed training data to AI models and execute AI-driven control logic without exposing critical operational networks to security risks.

“Southern Ontario is home to a thriving tech ecosystem and Skkynet is a great example of the innovation happening right here in our community,” said Minister Solomon. “By helping companies like Skkynet scale their AI capabilities, we are strengthening our local economy and securing Canada’s place as a leader in the industrial software market.”

The project will expand Skkynet’s engineering team and accelerate the commercialization of next-generation Industrial AI solutions tailored for complex industrial environments where security is paramount. It will also help solidify Skkynet’s presence in both domestic and international markets.

“Today’s announcement marks a major milestone for Skkynet and Canada’s industrial AI ecosystem,” said Gary Tillery, CEO of Skkynet. “With this support from FedDev Ontario, we can expedite our delivery of our leading-edge AI capabilities that will help industries optimize operations, improve efficiency, and compete globally.”

“We are grateful for the Government of Canada’s support through FedDev Ontario,” said Paul Thomas, President of Skkynet. “Attending the announcement with Minister Solomon yesterday, it was clear that the government is committed to fostering a robust AI ecosystem. This contribution will allow Skkynet to fast-track critical developments in our technology, ensuring that industrial clients can adopt AI solutions securely and effectively.”

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The Company would also like to thank Aarif Nakhooda, CFO of CoreAI and Customer Success at Keystone AI and Advisor to Skkynet, for his invaluable input and strategic guidance regarding this AI initiative. Mr. Nakhooda’s deep expertise in artificial intelligence frameworks and enterprise strategy played a key role in refining the project’s scope, ensuring that Skkynet’s new developments will effectively address the rigorous demands of modern industrial environments.

For more information about Skkynet and its Industrial AI initiatives, visit skkynet.ai.

About Skkynet

Skkynet Cloud Systems, Inc. is a global leader in industrial software, providing secure, real-time data connectivity and edge processing for industrial systems. Skkynet’s technologies bridge plant systems, cloud platforms, and AI to enable safe, intelligent, and resilient operations across all industrial verticals. Skkynet’s solutions empower organizations to optimize operations, enhance efficiency, and drive innovation by connecting, monitoring, and controlling their systems in real time while maintaining robust security and data privacy standards.

For more information, visit skkynet.com.

About FedDev Ontario

For 16 years, the Government of Canada, through FedDev Ontario, has worked to advance and diversify the southern Ontario economy through funding opportunities and business services that support innovation, growth and job creation in Canada’s most populous region. The Agency has delivered impressive results, which can be seen in southern Ontario businesses that are creating innovative technologies, improving productivity, growing revenues, creating jobs, and in the economic advancement of communities across the region. Learn more about the impact the Agency is having in southern Ontario by exploring our investment profiles, our Southern Ontario Spotlight, and FedDev Ontario’s X, Facebook, Instagram and LinkedIn accounts.

Forward-Looking Statements

This news release contains forward-looking statements, including expectations regarding future financial performance, subscription growth, product launches, and overall business performance and outlook. These statements are based on current assumptions and involve risks and uncertainties that may cause actual results to differ materially from those expressed or implied. Skkynet undertakes no obligation to update these forward-looking statements except as required by law.  Investors should refer to the risk factors disclosure outlined in Skkynet’s most recent report on Forms 10-K, 10-Q and other periodic reports filed with the U.S. Securities and Exchange Commission.

Contacts

Skkynet Cloud Systems, Inc.

Paul E. Thomas, President

Tel: (888) 702-7851

Web: https://skkynet.com

Email: ir@skkynet.com

Office of the Minister of Artificial Intelligence, Digital Innovation and Minister responsible for the Federal Economic Development Agency for Southern Ontario

Sofia Ouslis, Press Secretary

Email: sofia.ouslis@ised-isde.gc.ca

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